Exhibit 99.1

VASCO Reports Results for Second Quarter and First Six Months of 2015

Revenue from continuing operations for the second quarter of 2015 was $65.4 million, an increase of 37% compared to the second quarter of 2014; Operating income from continuing operations for the second quarter of 2015 was $15.8 million, an increase of 106% compared to the second quarter of 2014. Financial results for the period ended June 30, 2015 and guidance for full-year 2015 to be discussed on conference call today at 4:30 p.m. E.T.

OAKBROOK TERRACE, IL, and ZURICH, Switzerland, July 28, 2015 - VASCO Data Security International, Inc. (NASDAQ: VDSI), today reported financial results for the second quarter and six months ended June 30, 2015.

Revenue from continuing operations for the second quarter of 2015 increased 37% to $65.4 million from $47.7 million in the second quarter of 2014, and for the first six months of 2015, increased 51% to $130.5 million from $86.5 million for the first six months of 2014.

Net income from continuing operations for the second quarter of 2015 was $13.9 million, or $0.35 per diluted share, an increase of $7.0 million, or 101%, from $6.9 million, or $0.17 per diluted share, for the second quarter of 2014. Net income from continuing operations for the first six months of 2015 was $27.5 million, or $0.69 per diluted share, an increase of $17.1 million, or 164%, from $10.4 million, or $0.26 per diluted share, for the comparable period in 2014.

Net income, which includes the impact of our discontinued operations, for the second quarter of 2015 was $13.9 million, or $0.35 per diluted share, an increase of $7.0 million, or 101%, from $6.9 million, or $0.17 per diluted share, for the second quarter of 2014. Net income for the first six months of 2015 was $27.5 million, or $0.69 per diluted share, an increase of $17.1 million, or 164%, from $10.4 million, or $0.26 per diluted share, for the comparable period in 2014.

Other Financial Highlights:

•	Gross profit from continuing operations was $38.5 million, or 59% of revenue, for the second quarter of 2015 and $76.2 million, or 58% of revenue, for the first six months of 2015. Gross profit was $31.0 million, or 65% of revenue, for the second quarter of 2014 and $56.8 million, or 66% of revenue the first six months of 2014.

•	Operating expenses from continuing operations for the second quarter and first six months of 2015 were $22.7 million and $44.3 million, respectively, a decrease of 3% and 2% from $23.4 million and $45.3 million reported for the second quarter of 2014 and first six months of 2014, respectively.

•	Operating income from continuing operations for the second quarter and first six months of 2015 was $15.8 million and $31.8 million, respectively, an increase of $8.1 million, or 106%, from $7.6 million reported for the second quarter of 2014 and an increase of $20.3 million, or 176%, from $11.5 million reported for the first six months of 2014. Operating income as a percentage of revenue for both the second quarter and first six months of 2015 was 24% compared to 16% and 13% for the comparable periods in 2014.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations was $17.5 million and $34.8 million for the second quarter and first six months of 2015, respectively, an increase of 84% from $9.5 million reported for the second quarter of 2014 and an increase of 126% from $15.4 million reported for the first six months of 2014.

•	Cash, cash equivalents and short-term investments at June 30, 2015 totaled $157.0 million compared to $149.1 million and $137.4 million at March 31, 2015 and December 31, 2014, respectively. There were no bank borrowings at any of the periods ended June 30, 2015, March 31, 2015 or December 31, 2014.

Operational and Other Highlights:

•	VASCO announced IDENTIKEY Risk Manager, a comprehensive risk management solution that improves the methods and speed with which organizations can detect fraud.

•	Caesars Entertainment Corporation (NASDAQ: CZR), the world’s most diversified casino-entertainment provider, has implemented VASCO’s DIGIPASS for Mobile software-based strong authentication solution.

•	Informatique Banque Populaire will use VASCO’s card readers with Bluetooth Smart-enabled connectivity to enhance security and the customer experience for in-branch transactions.

Guidance for full-year 2015:

VASCO is reaffirming its guidance for revenue and operating margins for the full-year 2015 as follows:

•	Revenue is expected to be in the range of $230 million to $240 million, and

•	Operating income as a percentage of revenue, excluding the amortization of purchased intangible assets, is projected to be in the range of 19% to 22%.

“We are pleased with the results of the second quarter and first six months of 2015,” stated T. Kendall Hunt, Chairman & CEO. “Revenue reported for the quarter and first six months of 2015 are the highest of any comparable periods in our history and reflected the delivery of a significant amount of product using our new Cronto technology, which was primarily card readers to Rabobank. Revenues related to our Cronto technology exceeded 30% of both the second quarter’s and first six months’ revenue. We continue to believe that our mobile solutions, DIGIPASS for Apps and DIGIPASS for Mobile, and other solutions based on our Cronto technology will make important contributions to our revenues in 2015 and beyond.”

“The results for the second quarter and first six months of 2015 reflected an increase in revenues from the Banking market of 43% and 61%, respectively, compared to the same periods in 2014 and a 4% increase in revenues in both periods from the Enterprise and Application Security market,” said Jan Valcke, VASCO’s President and COO. “The increase in revenues from the

Banking market reflected a significant increase in hardware products sold, especially card readers with our Cronto technology. The increase in revenues from the Enterprise and Application Security market reflected our growing base of maintenance revenues. The results for the quarter also continued to demonstrate the leverage we have in our operating model. While our gross margins declined as a percentage of revenue in 2015 from the comparable periods in 2014, our operating income as a percentage of revenue increased significantly in 2015 when compared to 2014.”

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, July 28, 2015, at 4:30 p.m. ET - 22:30h CET. During the Conference Call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO’s Results for the Second Quarter and First Six Months Ended June 30, 2015.

To participate in this Conference Call, please dial one of the following numbers:

USA/Canada: 1 800 750 5861

International: +1 212 231 2914

And mention VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day for at least 60 days.

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Net revenue	$65,393	$47,654	$130,528	$86,477

Cost of goods sold	26,895	16,633	54,356	29,660

Gross profit	38,498	31,021	76,172	56,817

Operating costs:
Sales and marketing	9,982	11,310	19,775	21,681
Research and development	4,538	5,202	9,087	10,343
General and administrative	7,105	5,734	13,224	11,007
Amortization of purchased intangible assets	1,120	1,129	2,256	2,249

Total operating costs	22,745	23,375	44,342	45,280

Operating income	15,753	7,646	31,830	11,537

Interest income, net	97	10	177	34
Other income (expense), net	273	249	(3)	687

Income from continuing operations before income taxes	16,123	7,905	32,004	12,258
Provision for income taxes	2,257	1,012	4,481	1,839

Net income from continuing operations	$13,866	$6,893	$27,523	$10,419
Income (loss) from discontinued operations	(14)	(7)	(37)	(22)

Net income	$13,852	$6,886	$27,486	$10,397

Basic income (loss) per share:
Continuing	$0.35	$0.18	$0.69	$0.26
Discontinued	—	—	—	—

Total net income per share	$0.35	$0.18	$0.69	$0.26

Diluted income (loss) per share:
Continuing	$0.35	$0.17	$0.69	$0.26
Discontinued	—	—	—	—

Total net income per share	$0.35	$0.17	$0.69	$0.26

Weighted average common shares outstanding:
Basic	39,580	39,358	39,554	39,315

Diluted	39,738	39,471	39,699	39,430

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	June 30,	December 31,
	2015	2014
	(unaudited)
ASSETS
Current assets
Cash and equivalents	$82,110	$72,441
Short-term investments	74,900	64,940
Accounts receivable, net of allowance for doubtful accounts	39,153	29,994
Inventories	30,285	33,875
Prepaid expenses	2,355	2,312
Foreign sales tax receivable	346	598
Deferred income taxes	650	906
Other current assets	1,067	1,160

Total current assets	230,866	206,226

Property and equipment, net	2,769	2,825
Goodwill, net of accumulated amortization	21,272	22,208
Intangible assets, net of accumulated amortization	10,662	12,819
Other assets, net of accumulated amortization	5,950	7,260

Total assets	$271,519	$251,338

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,984	$10,680
Deferred revenue	18,049	17,830
Accrued wages and payroll taxes	7,372	8,458
Income taxes payable	1,951	1,899
Liabilities of discontinued operations	85	111
Other accrued expenses	5,566	6,219

Total current liabilities	39,007	45,197

Deferred tax liability	102	213
Other long-term liabilities	43	55

Total liabilities	39,152	45,465

Stockholders’ equity
Common stock	40	40
Additional paid-in capital	83,720	82,450
Accumulated income	153,371	125,885
Accumulated other comprehensive income	(4,764)	(2,502)

Total stockholders’ equity	232,367	205,873

Total liabilities and stockholders’ equity	$271,519	$251,338

Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP), but Company management also evaluates its performance using EBITDA, Adjusted Net Income and Adjusted Diluted EPS. The Company’s management believes that these measures provide useful supplemental information regarding the performance of our business and facilitates comparisons to our historical operating results.

These non-GAAP measures are not measures of performance under GAAP and should not be considered as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP measures are useful within the context described below, they are in fact incomplete and are not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business, and how taxes affect the final amounts that are or will be available to shareholders as a return on their investment.

EBITDA

We define EBITDA as net income from continuing operations before interest, taxes, depreciation and amortization. We use EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation and amortization), deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find that the comparison of our results to those of our competitors is facilitated when we do not need to consider the impact of those items on our competitors’ results.

Reconciliation of Earnings from continuing operations Before Interest, Taxes, Depreciation and Amortization (EBITDA) to net income from continuing operations (in thousands):

	Three months		Six months
	ended June 30,		ended June 30,
	2015	2014	2015	2014
	(in thousands, unaudited)		(in thousands, unaudited)
EBITDA - continuing operations	$17,486	$9,497	$34,756	$15,392

Interest income, net	97	10	177	34
Provision for income taxes	(2,257)	(1,012)	(4,481)	(1,839)
Depreciation and amortization	(1,460)	(1,602)	(2,929)	(3,168)

Net income - continuing operations	$13,866	$6,893	$27,523	$10,419

Adjusted Net Income & Adjusted Diluted EPS

We define Adjusted Net Income and Adjusted Diluted EPS, as net income or EPS from continuing operations before the consideration of long-term incentive compensation expenses and the amortization of purchased intangible assets. We use these measures to assess the impact of our performance excluding items that, though they are recurring, can significantly impact the comparison of our results between periods and the comparison to competitors.

Long-term incentive compensation for management and others is directly tied to performance and this measure allows management to see the relationship of the cost of incentives to the performance of the business operations directly if such incentives are based on that period’s performance. To the extent that such incentives are based on performance over a period of several years, there may be periods which have significant adjustments to the accruals in the period but which relate to a longer period of time, and which can make it difficult to assess the results of the business operations in the current period. In addition, the Company’s long-term incentives generally reflect the use of restricted stock grants or cash awards while other companies may use different forms of incentives, the cost of which may be determined on a different basis, which makes a comparison difficult.

The Company also excludes amortization of purchased intangible assets because it believes that the amount of such expenses in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets or the write down of such assets due to an impairment event.

Reconciliation of Adusted Net Income from Continuing Operations to Net Income from Continuing Operations

	Three months		Six months
	ended June 30,		ended June 30,
	2015	2014	2015	2014
	(in thousands, unaudited)		(in thousands, unaudited)
Adjusted Net Income - continuing operations	$15,875	$8,427	$31,369	$13,362

Long-term Incentive Compensation Expense	(1,391)	(788)	(2,550)	(1,430)
Amortization of Purchased Intangible Assets	(1,120)	(1,129)	(2,257)	(2,249)
Tax impact of Adjustments*	502	383	961	736

Net income - continuing operations	$13,866	$6,893	$27,523	$10,419

Reconciliation of Adjusted Diluted EPS from Continuing Operations to Diluted EPS from Continuing Operations

	Three months		Six months
	ended June 30,		ended June 30,
	2015	2014	2015	2014
	(in thousands, unaudited)		(in thousands, unaudited)
Adjusted Diluted EPS - continuing operations	$0.40	$0.21	$0.79	$0.34

Long-term Incentive Compensation Expense	(0.03)	(0.02)	(0.06)	(0.04)
Amortization of Purchased Intangible Assets	(0.03)	(0.03)	(0.06)	(0.06)
Tax impact of Adjustments*	0.01	0.01	0.02	0.02

Diluted EPS - continuing operations	$0.35	$0.17	$0.69	$0.26

* = The	tax impact of adjustments is calculated at 20% of the adjustments in all periods

About VASCO:

VASCO is a world leader in providing two-factor authentication and digital signature solutions to financial institutions. Many of the top 100 global banks rely on VASCO solutions to enhance security, protect mobile applications and meet regulatory requirements. VASCO also secures access to data and applications in enterprise environments, and provides tools for application developers to easily integrate security functions into their web-based and mobile applications. VASCO enables more than 10,000 customers in 100 countries to secure access, manage identities, verify transactions, and protect assets across financial, enterprise, E-commerce, government and healthcare markets. Learn more about VASCO at vasco.com and on Twitter, LinkedIn and Facebook.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential”, “project” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These risks, uncertainties and other factors that have been described in our Annual Report on Form 10-K for the year ended December 31, 2014 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including, demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, including VASCO, the VASCO “V” design, DIGIPASS, VACMAN, aXsGUARD and IDENTIKEY.

For more information contact:

John Gunn

+1-847-370-1486

john.gunn@vasco.com